Maine Public Service Company to File for Distribution Rate Increase

PRESQUE ISLE, ME -- 01/17/2006 -- Maine Public Service Company (MPS), the electric transmission and distribution subsidiary of Maine & Maritimes Corporation (AMEX: MAM), announced today that it has formally notified the Maine Public Utilities Commission of its intention to file for a distribution rate increase in March of this year. If the Commission approves the increase, the Company would adjust its rates later this year.

According to MPS President Brent Boyles, "The Company's last distribution rate increase was approximately three years ago. Since then, we, like other operating businesses, have experienced a number of increased costs associated with our distribution operations, such as increased fuel, taxes, regulatory compliance, and insurance costs. Maine Public Service continues to work hard to control costs for our consumers, while at the same time ensuring the safe and reliable delivery of electricity. Increasing delivery rates is never a desired outcome. Yet, as our costs rise, due in part to external factors, it is critical that rates increase to ensure the continued level of reliability and service quality expected by our consumers. Over the next several months, we will be meeting with key stakeholders to discuss the need for and impact of the proposed rate increase, while communicating with all consumers concerning our request."

The Company will be seeking to increase its total revenues by approximately $2.7 million. If approved in full, the new rates would result in an increase of approximately 4% on average retail electricity rates.

Maine Public Service Company is a subsidiary of Maine & Maritimes Corporation (AMEX: MAM). Maine Public Service Company is a regulated electric transmission and distribution utility serving portions of Northern Maine. MAM is an exempt utility holding company and is also the parent company of The Maricor Group and its subsidiaries, The Maricor Group New England, Inc. and The Maricor Group, Canada Ltd, all engineering, energy asset development and lifecycle asset management consulting services companies with an emphasis on Leadership in Energy and Environmental Design (LEED®). MAM is also the parent company of Maricor Technologies, Inc., an information technology development subsidiary providing asset lifecycle management and capital planning software tools; Maricor Properties Ltd, a Canadian real estate development and investment company, and its Canadian subsidiary Mecel Properties Ltd, which are focused on sustainable urban redevelopment and investments. Maine Public Service Company and its parent company, Maine & Maritimes Corporation, are headquartered in Presque Isle, Maine. MAM's other subsidiary offices are located in Boston, Massachusetts, Portland, Maine, Moncton and Saint John, New Brunswick, Canada; and Halifax, Nova Scotia, Canada. Maine Public Service Company's web site can be found at www.mainepublicservice.com and Maine & Maritimes Corporation's corporate website can be found at www.maineandmaritimes.com.

Cautionary Statement Regarding Forward-Looking Information

NOTE: This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Although Maine & Maritimes Corporation ("MAM") believes that in making such statements, its expectations are based on reasonable assumptions, any such statement involves uncertainties and risks. MAM cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided including, without limitation, potential changes in applicable laws and regulations, potential changes in Management, MAM's ability to raise necessary financing, and MAM's ability to execute its business plans in a timely and efficient manner.

For More Information Contact:

Virginia R. Joles
Director of Eco. & Com. Dev.
Maine Public Service Company
PO Box 1209, PI, ME 04769-1209
Tel: 207-760-2418, FAX 207-760-2419
Email: vjoles@mainepublicservice.com

Annette N. Arribas
VP, Investor Relations and Treasurer
Maine & Maritimes Corporation
Tel: 207.760.2402
Toll-free in US and Canada: 877.272.1523
Email: aarribas@maineandmaritimes.com